SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported):
                            November 14, 1996

                            TIME WARNER INC.
          (Exact name of registrant as specified in its charter)


           Delaware                   1-12259            13-3527249
   (State or other jurisdiction     (Commission        (I.R.S. Employer
       of incorporation)            File Number)       Identification No.)

                 75 Rockefeller Plaza, New York, NY 10019
           (Address of principal executive offices)  (zip code)

                             (212) 484-8000
           (Registrant's telephone number, including area code)

                               Not Applicable
        (Former name or former address, if changed since last report)

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Item 5. Other Events.

   Time Warner Inc. ("New Time Warner") was formerly known as TW Inc. New Time Warner is the parent company of Time Warner Companies, Inc. ("Old Time Warner"), which was previously known as "Time Warner Inc." until October 10, 1996, when it became a wholly owned subsidiary of New Time Warner in connection with the acquisition by New Time Warner of the remaining 80% interest in Turner Broadcasting System, Inc. ("TBS") that was not already owned by Old Time Warner, as more fully described herein. References herein to "Time Warner" refer to Old Time Warner prior to October 10, 1996 and New Time Warner thereafter. Time Warner and Time Warner Entertainment Company, L.P. ("TWE"), a partnership in which certain wholly owned subsidiaries of Time Warner own general and limited partnership interests in 74.49% of the pro rata priority capital ("Series A Capital") and residual equity capital ("Residual Capital") of TWE and 100% of the senior priority capital ("Senior Capital") and junior priority capital ("Series B Capital") of TWE, have completed the transactions described below:

        (i) on October 10, 1996, New Time Warner acquired the remaining 80% interest in TBS that was not already owned by Old Time Warner (the "TBS Transaction"). The transaction was structured so that each of Old Time Warner and TBS became separate, wholly owned subsidiaries of New Time Warner which will combine, for financial reporting purposes, the consolidated net assets and operating results of Old Time Warner and TBS. In connection therewith, each issued and outstanding share of each class of capital stock of Old Time Warner was converted into one share of a substantially identical class of capital stock of New Time Warner.

        In connection with the TBS Transaction, New Time Warner issued (i) approximately 173.4 million shares of common stock, par value $.01 per share (including 50.6 million shares of a special class of non-redeemable common stock having 1/100th of a vote per share ("LMCN-V Class Common Stock") which were received by affiliates of Liberty Media Corporation ("LMC"), a former shareholder of TBS and a subsidiary of Tele-Communications, Inc.) in exchange for shares of TBS capital stock and (ii) approximately 14 million stock options to replace all outstanding TBS stock options. In addition, New Time Warner agreed to issue to LMC and its affiliates at a later date an additional five million shares of LMCN-V Class Common Stock and $67 million of consideration payable, at the election of New Time Warner, in cash or additional shares of LMCN-V Class Common Stock, pursuant to a separate option and non-competition agreement (the "SSSI Agreement") that will provide, if New Time Warner exercises its option, for Southern Satellite Systems, Inc., a subsidiary of LMC, to provide certain satellite uplink and distribution services for WTBS, a broadcast television station owned by TBS, in the event that WTBS is converted to a copyright-paid cable television programming service. The New Time Warner common stock, or, prior to the consummation of the TBS Transaction, the Old Time Warner common stock, are referred to herein as the "Common Stock";

        (ii) on April 11, 1996, Time Warner issued 1.6 million shares of 10-1/4% Series K exchangeable preferred stock ("Series K Preferred Stock") for approximately $1.55 billion of net proceeds. Such proceeds were used by Time Warner to redeem all $250 million principal amount of its outstanding 8.75% Debentures due 2017 (the "8.75% Debentures") for $265 million (including redemption premiums and accrued interest thereon of $15 million) and to reduce indebtedness of TWI Cable Inc. ("TWI Cable"), a wholly owned subsidiary of Time Warner, under the New Credit Agreement (as defined hereinafter) by approximately $1.3 billion. The issuance of the Series K Preferred Stock and the use of the proceeds therefrom to reduce outstanding indebtedness of Time Warner are referred to herein as the "Series K Refinancing". In connection with the TBS Transaction, all shares of the privately-placed Series K Preferred Stock of Old Time Warner were converted into registered shares of Series M exchangeable preferred stock of New Time Warner with substantially identical terms;

        (iii) on February 1, 1996, Time Warner redeemed the remaining $1.2 billion principal amount of 8.75% Convertible Subordinated Debentures due 2015 (the "8.75% Convertible Debentures") for $1.28 billion, including redemption premiums and accrued interest thereon (the "February 1996 Redemption"). In addition, in September 1995, Time Warner redeemed approximately $1 billion principal amount of 8.75% Convertible Debentures for $1.06 billion, including redemption premiums and accrued interest thereon (the "September 1995 Redemption"). The September 1995 Redemption was financed with (1) approximately $500 million of proceeds raised in June 1995 from the issuance of 7.75% notes due 2005 (the "7.75% Notes"), (2) $363 million of net proceeds raised in August 1995 from the issuance of approximately 12.1 million Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("PERCS") that are redeemable for cash or, at Time Warner's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by Time Warner and that pay cash distributions at a rate of 4% per annum and (3) available cash and equivalents (the "1995 Convertible Debt Refinancing"). The February 1996 Redemption was financed with (1) $557 million of net proceeds raised in December 1995 from the issuance of Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("Preferred Trust Securities") that pay cash distributions at a rate of 8-7/8% per annum and (2) proceeds raised from the $750 million issuance of debentures in January 1996, consisting of (i) $400 million principal amount of 6.85% debentures due 2026, which are redeemable at the option of the holders thereof in 2003, (ii) $200 million principal amount of 8.3% discount debentures due 2036, which do not pay cash interest until 2016, (iii) $166 million principal amount of 7.48% debentures due 2008 and (iv) $150 million principal amount of 8.05% debentures due 2016 (collectively referred to herein as the "January 1996 Debentures"). The issuance of the Preferred Trust Securities and the January 1996 Debentures, together with the February 1996 Redemption are collectively referred to herein as the "1996 Convertible Debt Refinancing". The 1995 Convertible Debt Refinancing and the 1996 Convertible Debt Refinancing are collectively referred to herein as the "Convertible Debt Refinancings";

        (iv) on January 4, 1996 (as previously reported on the Form 8-K of Time Warner dated January 4, 1996), Time Warner completed its acquisition of Cablevision Industries Corporation ("CVI") and certain affiliated entities of CVI (the "Gerry Companies" and collectively, the "CVI Acquisition"). CVI and the Gerry Companies owned cable television systems serving approximately 1.3 million subscribers;

        (v) on October 2, 1995 and September 5, 1995 (as previously reported on the Form 8-K of Time Warner dated August 31, 1995), Toshiba Corporation ("Toshiba") and ITOCHU Corporation ("ITOCHU"), respectively, each exchanged (1) their 5.61% pro rata equity interests in TWE, (2) their 6.25% residual equity interests in TW Service Holding I, L.P. and TW Service Holding II, L.P., each of which owned certain assets related to the TWE businesses (the "Time Warner Service Partnerships") and (3) their options to increase their interests in TWE under certain circumstances for, in the case of ITOCHU, 8 million shares of two series of new convertible preferred stock ("Series G Preferred Stock" and "Series H Preferred Stock") of Time Warner and, in the case of Toshiba, 7 million shares of new convertible preferred stock of Time Warner ("Series I Preferred Stock") and $10 million in cash (the "ITOCHU/Toshiba Transaction"). As a result of the ITOCHU/Toshiba Transaction, Time Warner and certain of its wholly owned subsidiaries collectively now own 74.49% of TWE's Series A Capital and Residual Capital and 100% of TWE's Senior Capital and Series B Capital. A subsidiary of U S WEST, Inc. ("U S WEST") owns the remaining 25.51% of TWE's Series A Capital and Residual Capital;

        (vi) on August 15, 1995, Time Warner redeemed all of its
   $1.8 billion principal amount of outstanding Redeemable Reset Notes due 2002 (the "Reset Notes") in exchange for new securities (the "Reset Notes Refinancing"), consisting of approximately $454 million aggregate principal amount of Floating Rate Notes due 2000, approximately $272 million aggregate principal amount of 7.975% Notes due 2004, approximately $545 million aggregate principal amount of 8.11% Debentures due 2006, and approximately $545 million aggregate principal amount of 8.18% Debentures due 2007 (collectively, the "Exchange Securities");

        (vii) on July 6, 1995 (as previously reported on the Form
   8-K of Time Warner dated July 6, 1995), Time Warner acquired KBLCOM Incorporated ("KBLCOM") which owned cable television systems serving approximately 700,000 subscribers and a 50% interest in Paragon Communications ("Paragon"), which owned cable television systems serving an additional 972,000 subscribers (the "KBLCOM Acquisition"). The other 50% interest in Paragon was already owned by TWE;

        (viii) on June 30, 1995, TWI Cable, TWE and the TWE-Advance/Newhouse Partnership (as defined below) executed a five-year revolving credit facility (the "New Credit Agreement"). The New Credit Agreement enabled such entities to refinance certain indebtedness assumed in the Acquisitions (as defined below), to refinance TWE's indebtedness under a pre-existing bank credit agreement and to finance the ongoing working capital, capital expenditure and other corporate needs of each borrower (the "Bank Refinancing"). The Series K Refinancing, the Convertible Debt Refinancings, the Reset Notes Refinancing and the Bank Refinancing are referred to herein as the "Debt Refinancings";

        (ix) on June 23, 1995, (A) Six Flags Entertainment
   Corporation ("Six Flags") was recapitalized, (B) TWE sold 51% of its interest in Six Flags to an investment group led by Boston
   Ventures and (C) TWE granted certain licenses to Six Flags
   (collectively, the "Six Flags Transaction");

        (x) on May 2, 1995, Time Warner acquired Summit
   Communications Group, Inc. ("Summit"), which owned cable television systems serving approximately 162,000 subscribers (the "Summit
   Acquisition");

        (xi) on April 1, 1995 (as previously reported on the Form
   8-K of Time Warner dated April 1, 1995), TWE closed its transaction (the "TWE-A/N Transaction") with the Advance/Newhouse Partnership ("Advance/Newhouse"), pursuant to which TWE and Advance/Newhouse formed the Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "TWE-Advance/Newhouse Partnership"), and to which Advance/Newhouse and TWE contributed cable television systems (or interests therein) serving approximately 4.5 million subscribers, as well as certain foreign cable investments and certain programming investments that included Advance/Newhouse's 10% interest in Primestar Partners, L.P. TWE owns a two-thirds equity interest in the TWE-Advance/Newhouse Partnership and is the managing partner and Advance/Newhouse owns a one-third equity interest; and

        (xii) during 1995, TWE entered into agreements to sell, or announced its intention to sell, 17 of its unclustered cable television systems serving approximately 180,000 subscribers, of which certain of the transactions closed during 1995 and the remaining transactions, which are not material, have closed or are expected to close in 1996 (the "Unclustered Cable Transactions").

   The Unclustered Cable Transactions and the Six Flags Transaction are referred to herein as the "Asset Sale Transactions"; the Summit Acquisition, KBLCOM Acquisition and CVI Acquisition are referred to herein as the "Acquisitions"; the Acquisitions and the TWE-A/N Transaction are referred to herein as the "Cable Transactions" and the TBS Transaction, the ITOCHU/Toshiba Transaction, the Asset Sale Transactions, the Cable Transactions and the Debt Refinancings are referred to herein as the "Transactions".

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Item 7. Financial Statements and Exhibits

(a) Pro Forma Consolidated Condensed Financial Statements

   The following pro forma consolidated condensed balance sheet of New Time Warner at September 30, 1996 gives effect to the TBS
Transaction as if it occurred at such date. The following pro forma consolidated condensed statement of operations of New Time Warner for the nine months ended September 30, 1996 gives effect to the TBS Transaction, the Series K Refinancing and the 1996 Convertible Debt Refinancing as if the transactions occurred at the beginning of 1995. The ITOCHU/Toshiba Transaction, the Acquisitions, the 1995 Convertible Debt Refinancing, the Reset Notes Refinancing, the Bank Refinancing, the TWE-A/N Transaction, the Asset Sale Transactions and, with respect to the balance sheet only, the Series K
Refinancing and the 1996 Convertible Debt Refinancing, are already reflected in the historical financial statements of Old Time Warner as of and for the nine months ended September 30, 1996. The pro forma consolidated condensed statement of operations of New Time Warner for the year ended December 31, 1995 gives effect to the TBS
Transaction, the Series K Refinancing, the Cable Transactions, the ITOCHU/Toshiba Transaction, the Debt Refinancings and the Asset
Sale Transactions, as if the transactions occurred at the beginning of such period. The historical financial position of New Time Warner at September 30, 1996 and the historical results of operations of New Time Warner for the nine months ended September 30, 1996 and the year ended December 31, 1995 reflect the historical financial position and results of operations of Old Time Warner prior to the consummation of the TBS Transaction.

   The following pro forma consolidated condensed statement of operations of the Time Warner Entertainment Group (the "Entertainment Group"), principally consisting of TWE, for the year ended December 31, 1995 gives effect to the TWE-A/N Transaction, the Debt Refinancings, the consolidation of Paragon and the Asset Sale Transactions as if the transactions occurred at the beginning of such period. Pro forma consolidated condensed financial statements as of and for the nine months ended September 30, 1996 have not been included herein since all such transactions consummated by TWE are reflected, in all material respects, in the historical financial statements of the Entertainment Group as of and for the nine months ended September 30, 1996.

   The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Old Time Warner Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 and the Old Time Warner Annual Report on Form 10-K for the year ended December 31, 1995, as well as the historical financial statements of (i) Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries and Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries (which entities contributed substantially all of their assets to Advance/Newhouse prior to the closing of the TWE-A/N Transaction), (ii) CVI, (iii) KBLCOM, (iv) Summit and (v) TBS.

   The pro forma consolidated condensed financial statements have been derived from the historical financial statements of the respective entities as of and for the nine months ended September 30, 1996 and for the year ended December 31, 1995, except in the case of (1) the Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries, which entities have different fiscal years and were contributed to the TWE-Advance/Newhouse Partnership on April 1, 1995; consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities for the three months ended January 31, 1995, (2) the Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries which were contributed to the TWE-Advance/Newhouse Partnership on April 1, 1995 and consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities for the three months ended March 31, 1995 (which financial statements, in the case of (1) and (2) have been previously filed in connection with Old Time Warner's Current Report on Form 8-K dated May 30, 1995 and are incorporated herein by reference), (3) Summit, which was acquired on May 2, 1995 and consequently, such pro forma financial statements have been derived from the unaudited consolidated financial statements for such entity for the four months ended May 2, 1995, (4) KBLCOM, which was acquired on July 6, 1995 and consequently, such pro forma financial statements have been derived from the unaudited consolidated financial statements for such entity for the six months ended June 30, 1995, which have been previously filed in connection with Old Time Warner's Current Report on Form 8-K dated August 14, 1995 and are incorporated herein by reference and (5) CVI, which was acquired on January 4, 1996 and consequently, such pro forma financial statements have been derived from the audited consolidated financial statements for such entity for the year ended December 31, 1995, which are incorporated herein by reference from its Annual Report on Form 10-K for the year ended December 31, 1995. Historical financial statements of TBS are incorporated herein by reference from its Annual Report to Shareholders incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

   The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.

TBS Transaction

   Pro forma adjustments for the TBS Transaction reflect (1) the issuance of approximately 173.4 million shares of Common Stock, including 50.6 million shares of LMCN-V Class Common Stock which were received by affiliates of LMC, in exchange for shares of TBS capital stock, (2) the issuance of an additional 5 million shares of LMCN-V Class Common Stock to be received by LMC and its affiliates and the payment of $67 million in cash in connection with the SSSI Agreement, (3) the issuance of approximately 14 million stock options to replace all outstanding TBS options, (4) the assumption of approximately $2.8 billion of indebtedness and (5) the payment of approximately $95 million for transaction costs and other related liabilities of Time Warner and TBS.

   The pro forma consolidated condensed financial statements reflect an assumption that New Time Warner will elect to satisfy a portion of the consideration to be paid to LMC and its affiliates in connection with the SSSI Agreement in cash, rather than in additional shares of LMCN-V Class Common Stock. Should Time Warner elect otherwise, the effect on New Time Warner's pro forma financial condition and operating results would not be material.

   The TBS Transaction has been accounted for by the purchase method of accounting for business combinations and, accordingly, the cost to acquire such assets has been allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the book value of the net assets to be acquired has been made to goodwill.

   New Time Warner expects to realize certain revenue enhancements and cost reductions as a result of strategic and cost-saving initiatives relating to the integration of the operations of TBS into Time Warner's operating structure; however, such incremental revenues and cost savings have not been reflected in the pro forma consolidated condensed statements of operations of New Time Warner.

ITOCHU/Toshiba Transaction

   Pro forma adjustments for the ITOCHU/Toshiba Transaction reflect the exchange by each of ITOCHU and Toshiba of (1) its 5.61% pro rata priority capital and residual equity interests in TWE, (2) its 6.25% residual equity interests in the Time Warner Service Partnerships and (3) its option to increase its interests in TWE under certain circumstances, for an aggregate 15 million shares of convertible preferred stock (Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock) and $10 million in cash. The ITOCHU/Toshiba Transaction was accounted for by the purchase method of accounting for business combinations and, accordingly, the cost to acquire each of ITOCHU and Toshiba's respective interests in TWE and the Time Warner Service Partnerships has been allocated to Time Warner's investment in the Entertainment Group.

   Each share of the Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock issued in connection with the ITOCHU/Toshiba Transaction (i) is convertible, immediately with respect to the Series G Preferred Stock and Series I Preferred
Stock and after five years (or earlier under certain circumstances) with respect to the Series H Preferred Stock, into an aggregate
31.2 million shares of Common Stock at a conversion price of $48 per share (based on its $100 per share liquidation value) and
(ii) receives for four years ending September 5, 1999 with respect to the Series G Preferred Stock and the Series H Preferred Stock and October 2, 1999, with respect to the Series I Preferred Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which each share may be converted. To the extent that any of the Series G Preferred Stock, Series H Preferred Stock or Series I Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividends paid on shares of Common Stock multiplied by the number of shares of Common Stock into which their shares of such series of preferred stock are convertible.

Cable Transactions

TWE-A/N Transaction

   TWE consolidates the TWE-Advance/Newhouse Partnership and the one-third equity interest owned by Advance/Newhouse is reflected in the Entertainment Group's historical financial statements as minority interest. In accordance with the partnership agreement for the TWE-Advance/Newhouse Partnership, Advance/Newhouse may require TWE to purchase its equity interest for fair market value at specified intervals following the death of both of its principal shareholders. At any time after April 1, 1998, either partner can initiate a dissolution in which TWE would receive two-thirds and Advance/Newhouse would receive one-third of the partnership's net assets. The assets contributed by TWE and Advance/Newhouse to the TWE-Advance/Newhouse Partnership were recorded at their predecessor's historical cost. No gain was recognized by TWE upon the capitalization of the TWE-Advance/Newhouse Partnership.

Acquisitions

   As a result of the Acquisitions, Time Warner has acquired cable television systems that served approximately 2.2 million subscribers and a 50% interest in Paragon, which owned cable television systems serving an additional 972,000 subscribers (the other 50% interest was already owned by TWE). As described below, in order to consummate the Acquisitions, Time Warner issued approximately 5.5 million shares of Common Stock and approximately $2.1 billion aggregate liquidation value of new series of convertible preferred stock, and assumed or incurred, directly or indirectly, approximately $3.3 billion of debt.

   In connection with the Summit Acquisition, Time Warner issued approximately 1.6 million shares of Common Stock and approximately
3.3 million shares of a new series of convertible preferred stock (formerly "Series C Preferred Stock", and after an exchange in August 1996 for shares of a new series of convertible preferred stock with substantially identical terms, "Series J Preferred Stock") and assumed approximately $140 million of indebtedness. The Series J Preferred Stock (i) is convertible into 6.8 million shares of Common Stock at a conversion price of $48 per share (based on its $100 per share liquidation value) and (ii) receives for five years ending in May 2000, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series J Preferred Stock may be converted.

   In connection with the KBLCOM Acquisition, Time Warner issued one million shares of Common Stock and 11 million shares of a new series of convertible preferred stock (the "Series D Preferred
Stock") and assumed or incurred approximately $1.2 billion of indebtedness, including $102 million of Time Warner's allocable share of Paragon's indebtedness. The Series D Preferred Stock (i) is convertible into 22.9 million shares of Common Stock at a conversion price of $48 per share (based on its $100 per share liquidation value) and (ii) receives for four years ending in July 1999, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common
Stock into which a share of Series D Preferred Stock may be converted.

   In connection with the CVI Acquisition, Time Warner issued approximately 2.9 million shares of Common Stock, 3.3 million shares of a new series of convertible preferred stock (the "Series E Preferred Stock") and approximately 3 million shares of another new series of convertible preferred stock (the "Series F Preferred Stock") and assumed or incurred approximately $2 billion of indebtedness. The Series E Preferred Stock and Series F Preferred Stock (i) are convertible into an aggregate of 13.2 million shares of Common Stock at a conversion price of $48 per share (based on its $100 per share liquidation value) and (ii) receive, for a period of five years ending in January 2001, with respect to the Series E Preferred Stock and a period of four years ending in January 2000, with respect to the Series F Preferred
Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series E Preferred Stock or Series F Preferred Stock may be converted.

   To the extent that any of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series J Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividends paid on shares of Common Stock multiplied by the number of shares into which their shares of such series of preferred stock are convertible.

   The Acquisitions have been accounted for by the purchase method of accounting for business combinations and, accordingly, the cost to acquire such assets has been allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which provided the basis for such allocations for the Summit Acquisition and the KBLCOM Acquisition have been completed and resulted in an allocation of the excess of cost over the book value of the net assets acquired principally to investments and cable television franchises in proportion to their respective fair values. However, with respect to the CVI Acquisition, such valuations and other studies have yet to be completed and accordingly, a preliminary allocation of the excess of cost over the book value of the net assets acquired has been made principally to cable television franchises, as more fully described in the notes to the pro forma consolidated condensed financial statements.

   In connection with the Cable Transactions, TWE entered into management services agreements pursuant to which TWE is responsible for the management and operations of a majority of the cable television systems owned by Time Warner and the TWE-Advance/Newhouse Partnership. The historical consolidated statements of operations of Time Warner and the Entertainment Group for the nine months ended September 30, 1996 and the pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group for the year ended December 31, 1995 each reflect annual management fees to be paid by Time Warner and the TWE-Advance/Newhouse Partnership to TWE, based on an allocation, which management believes to be reasonable, of the corporate expenses of the cable division of TWE in proportion to the respective number of cable subscribers of Time Warner and the TWE-Advance/Newhouse Partnership to be managed by TWE's cable division as a percentage of the aggregate number of subscribers of all cable television systems to be managed by TWE's cable division. As a result of TWE's management of the Time Warner and the TWE-Advance/Newhouse Partnership-owned cable television systems, the pro forma consolidated condensed statement of operations of Time Warner for the year ended December 31, 1995 also reflects certain reductions in corporate expenses of the acquired entities relating to the closing of certain corporate and regional facilities and the termination of related personnel as a direct result of the integration of the acquired operations into Time Warner's and TWE's operating structure.

Debt Refinancings

   In the aggregate, proceeds of $8.856 billion were raised in connection with the Debt Refinancings. Such proceeds were used, together with approximately $171 million of available cash and equivalents, to repay or redeem $8.812 billion of indebtedness, plus redemption premiums and accrued interest thereon of $165 million and financing costs of $50 million.

   Pro forma adjustments for the Debt Refinancings in the nine months ended September 30, 1996 and the year ended December 31, 1995 reflect proceeds of (1) $1.552 billion received from the issuance of the Series K Preferred Stock and (2) approximately $750 million received from the issuance of the January 1996 Debentures, which have a weighted average interest rate of 7.3%, and the use of
(1) $721 million of such proceeds, together with $557 million of net proceeds received from the issuance of the Preferred Trust Securities (8-7/8% yield) in December 1995, to finance the 1996 Convertible Debt Refinancing ($1.226 billion principal amount, plus redemption premiums and accrued interest thereon of $52 million),
(2) $265 million to redeem all of Time Warner's outstanding 8.75% Debentures ($250 million principal amount, plus redemption premiums and accrued interest thereon of $15 million) and (3) approximately $1.287 billion to reduce outstanding indebtedness of TWI Cable under the New Credit Agreement.

   Pro forma adjustments for the year ended December 31, 1995 also reflect additional aggregate proceeds received of $6.554 billion, consisting of (1) borrowings of $5.134 billion in the aggregate under the New Credit Agreement, (2) approximately $500 million of proceeds received from the issuance of the 7.75% Notes, (3) $363 million of net proceeds received from the issuance of the PERCS (4% yield) and (4) the receipt of $557 million of net proceeds from the issuance of the Preferred Trust Securities (8-7/8% yield) and additional repayments of $6.197 billion consisting of (1) $1.184 billion of indebtedness assumed in the CVI Acquisition (plus redemption premiums thereon of $16 million), (2) $1.086 billion of indebtedness assumed or incurred in the KBLCOM Acquisition (plus redemption premiums and accrued interest thereon of $19 million),
(3) $204 million of Paragon indebtedness, funded equally by Time Warner and TWE, (4) $2.575 billion of indebtedness of TWE under a pre-existing bank credit agreement, (5) $1 billion principal amount of the 8.75% Convertible Debentures (plus redemption premiums and accrued interest thereon of $63 million) and (6) $50 million to pay for financing costs.

   In addition to the $8.856 billion of refinancings described above, $289 million was borrowed under the New Credit Agreement, consisting of $211 million to consummate the CVI Acquisition and $78 million to pay for transaction costs. Pro forma adjustments for the Debt Refinancings also reflect the noncash redemption of $1.8 billion principal amount of outstanding Reset Notes (8.7% yield) in exchange for an equal amount of Exchange Securities at a weighted average interest rate of 7.9% in the year ended December 31, 1995.

   Based on the average LIBOR rates in effect during the nine months ended September 30, 1996 and the year ended December 31, 1995, LIBOR has been assumed to be 5.5% and 6% per annum, respectively, and accordingly, the pro forma consolidated condensed statements of operations reflect interest on borrowings under the New Credit Agreement at estimated rates of (i) 6.375% and 6.875% per annum, respectively, for TWI Cable and (ii) 6% and 6.5% per annum, respectively, for each of TWE and the TWE-Advance/Newhouse
Partnership. Each 12.5 basis point increase in the pro forma interest rate applicable to the aggregate $4.136 billion of net borrowings outstanding under the New Credit Agreement would have the approximate effect of increasing Time Warner's annual interest expense and net loss by $2 million and $3 million, respectively, and in the case of borrowings by TWE and the TWE-Advance/Newhouse
Partnership only, of increasing TWE's annual interest expense and decreasing its net income by $3 million each.

Asset Sale Transactions

   The Asset Sale Transactions for the year ended December 31, 1995 reflect the disposition by TWE on June 23, 1995 of 51% of its interest in Six Flags, the payment by Six Flags of certain intercompany indebtedness and licensing fees to TWE in connection therewith, and the sale and planned sale of certain unclustered cable television systems for aggregate gross proceeds of approximately $1.18 billion. TWE has deconsolidated Six Flags effective as of June 23, 1995 and accounts for its remaining 49% interest in Six Flags under the equity method of accounting. As a result of these transactions, TWE expects a cumulative debt reduction of approximately $1.045 billion, substantially all of which is already reflected in TWE's historical balance sheet at September 30, 1996. TWE expects to realize aggregate income of approximately $375 million as a result of the Asset Sale Transactions, of which a portion of such income was deferred by TWE principally as a result of its guarantee of certain third-party, zero-coupon indebtedness of Six Flags due in 1999. The effects of the sale of certain of the unclustered cable television systems that have closed or are expected to close in 1996 are not material to the pro forma financial condition and results of operations of either the Entertainment Group or Time Warner and, accordingly, have not been reflected in the pro forma consolidated financial statements as of and for the nine months ended September 30, 1996 included herein.

                         TIME WARNER INC.
          PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                        September 30, 1996
                      (millions, unaudited)
                                             TBS Transaction
                         Time Warner      TBS        Pro Forma     Time Warner
                         Historical   Historical(a)  Adjustments(b)  Pro Forma
A S S E T S
Cash and equivalents       $   402      $    84        $     -       $   486
Other current assets         2,841        1,651           (190)        4,302
Total current assets         3,243        1,735           (190)        4,788
Investments in and amounts
 due to and from
 Entertainment Group         5,993            -              -         5,993
Other investments            2,506            -           (557)        1,949
Noncurrent inventories           -        2,083              -         2,083
Property, plant and
 equipment                   1,505          386              -         1,891
Cable television franchises  3,930            -              -         3,930
Goodwill                     5,766          258          6,484        12,508
Other assets                 1,524          420              -         1,944

Total assets               $24,467       $4,882         $5,737       $35,086

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities  $ 2,772       $1,001         $    -       $ 3,773
Long-term debt               9,949        2,765            162        12,876
Borrowings against future
  stock option proceeds        425            -              -           425
Deferred income taxes        3,935          518              -         4,453
Other long-term liabilities  1,228          146              -         1,374
Time Warner-obligated
  mandatorily redeemable
  preferred securities of
  subsidiaries(1)              949            -              -           949
Series K exchangeable
 preferred stock             1,629            -              -         1,629
Shareholders' equity:
 Preferred stock                36            -            (32)            4
 Common stock                  385            -           (379)            6
 Paid-in capital             5,791            -          6,438        12,229
 Unrealized gains on
   certain marketable
   securities                  182            -              -           182
 TBS shareholders' equity        -          452           (452)            -
 Accumulated deficit        (2,814)           -              -        (2,814)

Total shareholders' equity   3,580          452          5,575         9,607

Total liabilities and
 shareholders' equity      $24,467       $4,882         $5,737       $35,086
_______________
(1) Includes $374 million of preferred securities that are redeemable for cash or, at Time Warner's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by Time Warner.

See accompanying notes.

                              TIME WARNER INC.
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    Nine Months Ended September 30, 1996
              (millions, except per share amounts; unaudited)

                                                                  Subtotal
                                                                  Time
                                  Time Warner       Debt          Warner
                                  Historical    Refinancings(c)   Pro Forma

Revenues                              $6,364      $     -         $ 6,364

Cost of revenues*                      3,809            -           3,809
Selling, general and administrative*   2,091            -           2,091

Operating expenses                     5,900            -           5,900

Business segment operating income (loss) 464            -             464
Equity in pretax income of
 Entertainment Group                     270            -             270
Interest and other, net                 (854)          38            (816)
Corporate expenses                       (52)           -             (52)

Income (loss) before income taxes       (172)          38            (134)
Income tax (provision) benefit           (43)         (16)            (59)

Income (loss) before extraordinary item (215)          22            (193)

Preferred dividend requirements         (180)         (51)           (231)

Loss before extraordinary
 item applicable to common shares     $ (395)       $ (29)          $(424)

Loss before extraordinary item
  per common share                    $(1.02)       $(.07)         $(1.09)

Average common shares                  388.7                        388.7
_______________
* Includes depreciation and
 amortization expense of:             $  677        $   -           $ 677


(cont'd)
                                        TBS Transaction
                                       TBS          Pro Forma     Time Warner
                                   Historical(d)  Adjustments(e)   Pro Forma

Revenues                                $2,761      $    -          $9,125

Cost of revenues*                        1,935         154           5,898
Selling, general and administrative*       725           -           2,816

Operating expenses                       2,660         154           8,714

Business segment operating income (loss)   101        (154)            411
Equity in pretax income of
 Entertainment Group                         -           -             270
Interest and other, net                   (143)          8            (951)
Corporate expenses                           -           -             (52)

Income (loss) before income taxes          (42)       (146)           (322)
Income tax (provision) benefit              22          14             (23)

Income (loss) before extraordinary item    (20)       (132)           (345)

Preferred dividend requirements              -           -            (231)

Loss before extraordinary
 item applicable to common shares       $  (20)      $(132)          $(576)

Loss before extraordinary item
  per common share                                                  $(1.02)

Average common shares                                                567.1
_______________
* Includes depreciation and
 amortization expense of:               $  141       $ 120           $ 938

See accompanying notes.

                         TIME WARNER INC.
     PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                   Year Ended December 31, 1995
         (millions, except per share amounts; unaudited)

                                                TBS Transaction
                                   Subtotal    TBS      Pro Forma  Time Warner
                                   Time Warner Histori-  Adjust-     Pro
                                   Pro Forma   cal(d)    ments(e)    Forma
Revenues                              $ 8,742   $3,437    $    -   $12,179

Cost of revenues*                       5,236    2,166       208     7,610
Selling, general and administrative*    2,850      889         -     3,739

Operating expenses                      8,086    3,055       208    11,349

Business segment operating
  income (loss)                           656      382      (208)      830
Equity in pretax income of
  Entertainment Group                     286        -         -       286
Interest and other, net                  (926)    (209)       (7)   (1,142)
Corporate expenses                        (74)       -         -       (74)

Income (loss) before income taxes         (58)     173      (215)     (100)
Income tax (provision) benefit           (132)     (70)       26      (176)

Income (loss) before extraordinary item  (190)     103      (189)     (276)

Preferred dividend requirements          (316)       -         -      (316)

Income (loss) before extraordinary
 item applicable to common shares       $(506)   $ 103     $(189)    $(592)

Loss before extraordinary item
  per common share                     $(1.30)                      $(1.05)

Average common shares                   387.7                        566.1
_______________
* Includes depreciation and
  amortization expense of:             $  935    $ 189     $161     $1,285


See accompanying notes.

                           TIME WARNER INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    Year Ended December 31, 1995
           (millions, except per share amounts; unaudited)

                                                 Summit     KBLCOM     CVI
                                  Time Warner    Acqui-     Acqui-    Acqui-
                                   Historical    sition(f)  sition(g) sition(h)

Revenues                             $8,067      $  22     $ 139     $ 514

Cost of revenues*                     4,682         15       110       429
Selling, general and
  administrative*                     2,688          7        49       106

Operating expenses                    7,370         22       159       535

Business segment operating
   income (loss)                        697          -       (20)      (21)
Equity in pretax income of
  Entertainment Group                   256          -         -         -
Interest and other, net                (877)        (5)      (46)     (136)
Corporate expenses                      (74)         -         -         -

Income (loss) before income taxes         2         (5)      (66)     (157)
Income tax (provision) benefit         (126)         1        24        38

Income (loss) before extraordinary
   item                                (124)        (4)      (42)     (119)

Preferred dividend requirements         (52)        (4)      (21)      (24)

Income (loss) before extraordinary
  item applicable to
  common shares                       $(176)     $  (8)    $ (63)    $(143)

Income (loss) before extraordinary
  item per common share               $(.46)     $(.02)    $(.17)    $(.36)

Average common shares                 383.8         .5        .5       2.9
_______________
* Includes depreciation and
  amortization expense of:            $ 559      $  11     $  84     $ 281

(cont'd)
                                                        ITOCHU/
                                 Debt       TWE         Toshiba    Subtotal
                                Refinanc-   Trans-      Trans-     Time Warner
                                 ings(c)    actions(i)  actions(j) Pro Forma

Revenues                        $    -    $    -       $    -      $8,742

Cost of revenues*                    -         -            -       5,236
Selling, general and
   administrative*                   -         -            -       2,850

Operating expenses                   -         -            -       8,086

Business segment operating
  income (loss)                      -         -            -         656
Equity in pretax income of
  Entertainment Group               13        17            -         286
Interest and other, net            167         -          (29)       (926)
Corporate expenses                   -         -            -         (74)

Income (loss) before income taxes  180        17          (29)        (58)
Income tax (provision) benefit     (74)       (6)          11        (132)

Income (loss) before
  extraordinary item               106        11          (18)       (190)

Preferred dividend requirements   (173)        -          (42)       (316)

Income (loss) before extraordinary
 item applicable to
 common shares                   $ (67)    $  11       $  (60)     $ (506)

Income (loss) before extraordinary
 item per common share           $(.17)    $ .03       $ (.15)     $(1.30)

Average common shares                -         -            -       387.7
_______________
* Includes depreciation and
  amortization expense of:       $   -     $   -        $   -      $  935


See accompanying notes.

                         TIME WARNER INC.
    NOTES TO THE TIME WARNER PRO FORMA CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS

(a) Reflects the historical financial position of TBS at September 30, 1996, including $2.8 billion of long-term indebtedness.

(b) Pro forma adjustments to record the TBS Transaction reflect (1) a reclassification in shareholders' equity from common stock and preferred stock to paid-in capital to reflect the reduction in the par value, in the case of common stock, from $1.00 per share to $.01 per share, and, in the case of preferred stock, from $1.00 per share to $.10 per share, (2) the issuance of (i)
     173.4 million shares of Common Stock, including 50.6 million shares of LMCN-V Class Common Stock received by affiliates of LMC, in exchange for shares of TBS capital stock, (ii) an additional 5 million shares of LMCN-V Class Common Stock to be received by LMC and its affiliates in connection with the SSSI Agreement and (iii) approximately 14 million stock options to replace all outstanding
     TBS stock options, valued at an aggregate of $6.027 billion for pro forma purposes based on a Common Stock price of $33.25 per share,
     (3) the writeoff of approximately $258 million of pre-existing goodwill of TBS and approximately $190 million of TBS inventory to conform TBS's accounting policy with respect to the capitalization and amortization of film exploitation costs to Time Warner's accounting policy, (4) the incurrence of $162 million of additional indebtedness for the payment of (i) $67 million in connection with the SSSI Agreement and (ii) $95 million in connection with transaction costs and other related liabilities of Time Warner and TBS, (5) the allocation of the excess of the purchase price over the book value of the net assets acquired of $6.742 billion to goodwill and (6) the elimination of (i) Old Time Warner's historical investment in TBS in the amount of $557 million and (ii) TBS's historical stockholders' equity in the amount of $452 million.

(c) Pro forma adjustments to record the Debt Refinancings for the nine months ended September 30, 1996 and the year ended December 31, 1995 reflect an increase in noncash preferred dividend requirements of $51 million and $173 million, respectively, relating to the payment of Series K Preferred Stock dividends, at a rate of 10-1/4% per annum, payable quarterly. For purposes of Time Warner's pro forma consolidated condensed financial statements, such dividend requirements have been assumed to have been satisfied in-kind, through the issuance of additional shares of Series K Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.

     Pro forma adjustments to record the Debt Refinancings for the nine months ended September 30, 1996 also reflect interest savings of $38 million resulting from (1) the issuance of the January 1996 Debentures for approximately $750 million of proceeds and the use of $721 million of such proceeds, together with $557 million of available cash and equivalents related to the issuance of the Preferred Trust Securities, to redeem $1.226 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $1.278 billion, including redemption premiums and accrued interest thereon of $52 million and (2) the issuance of 1.6 million shares of Series K Preferred Stock for approximately $1.552 billion of net proceeds and the use of (i) $265 million of such proceeds to redeem all $250 million principal amount of Time Warner's outstanding 8.75% Debentures (plus redemption premiums and accrued interest thereon of $15 million) and (ii) the remaining $1.287 billion of such proceeds to reduce outstanding indebtedness of TWI Cable under the New Credit Agreement.

     Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1995 also reflect savings in financing costs of $180 million from (1) $5.134 billion of aggregate borrowings under the New Credit Agreement which were used: (i) to repay or redeem $1.184 billion of indebtedness assumed in the CVI Acquisition, plus redemption premiums thereon of $16 million, (ii) to refinance $1.086 billion of indebtedness assumed or incurred in the KBLCOM Acquisition, plus redemption premiums and accrued interest thereon of $19 million, (iii) to repay $204 million of Paragon indebtedness, funded equally by Time Warner and TWE, (iv) to repay $2.575 billion of indebtedness under a pre-existing bank credit agreement and (v) to pay for $50 million of financing costs,
     (2) the redemption of $2.226 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $2.341 billion, including redemption premiums and accrued interest thereon of $115 million, using (i) proceeds from the $750 million issuance of the January 1996 Debentures, (ii) $557 million of net proceeds raised from the issuance of the Preferred Trust Securities in December 1995, (iii) $363 million of net proceeds raised from the issuance of the PERCS in August 1995, (iv) approximately $500 million of proceeds raised from the issuance of the 7.75% Notes in June 1995 and (v) approximately $171 million of available cash and equivalents, (3) the August 1995 noncash redemption of $1.8 billion principal amount of outstanding Reset Notes in exchange for an equal amount of Exchange Securities and (4) the issuance of 1.6 million shares of Series K Preferred Stock for approximately $1.552 billion of net proceeds and the use of (i) $265 million of such proceeds to redeem all $250 million principal amount of Time Warner's outstanding 8.75% Debentures (plus redemption premiums and accrued interest thereon of $15 million) and (ii) the remaining $1.287 billion of such proceeds to reduce outstanding indebtedness of TWI Cable under the New Credit Agreement, as set forth below (in millions).

     All pro forma adjustments to record the Debt Refinancings for the nine months ended September 30, 1996 and the year ended December 31, 1995 reflect the incremental effect on Time Warner's operating results from each refinancing that had closed during the period.

                           Nine Months Ended                Year Ended
                           September 30, 1996            December 31, 1995
                                    Equity in Pretax          Equity in Pretax
                                        Income of                  Income of
                      Interest and   Entertainment  Interest and  Entertainment
                       Other, Net       Group        Other, Net      Group
                                          Increase (Decrease)
 Borrowings by TWI Cable,
 TWE and the TWE-Advance/
 Newhouse Partnership in
 the amounts of $1.218
 billion, $2.702 billion,
 and $14 million, respectively,
 under the New Credit Agree-
 ment, at estimated annual
 interest rates of 6.875%,
 6.5% and 6.5%, respectively,
 for the year ended
 December 31, 1995             -             -             $ 42        $ 88

 Pro forma borrowings by
 TWI Cable of $1.2 billion
 under the New Credit
 Agreement to refinance
 CVI debt, at an estimated
 annual interest rate of
 6.875% for the year ended
 December 31, 1995             -             -               83           -

 Repayment of $1.287
 billion of TWI Cable
 indebtedness under
 the New Credit
 Agreement                   (23)            -              (89)          -

 Redemption of $250
 million principal amount
 of 8.75% Debentures          (8)            -              (22)          -

 Pro forma issuance by
 Time Warner of $750 million
 of January 1996 Debentures
 in connection with the
 1996 Convertible Debt
 Refinancing, at a weighted
 average interest
 rate of 7.3%                  2             -               55           -

 Issuance by Time Warner
 of $575 million liquidation
 amount of Preferred
 Trust Securities
 (8-7/8% yield)                -             -               47           -

 Issuance by Time Warner
 of $500 million of 7.75%
 Notes and approximately
 12.1 million PERCS
 (4% yield)                    -             -               28           -

 Issuance by Time Warner
 of $1.8 billion of Exchange
 Securities at a weighted
 average interest rate of
 7.9% for the year ended
 December 31, 1995             -             -               90           -

 Repayment by TWE of
 $2.575 billion of
 indebtedness under the
 pre-existing TWE bank
 credit agreement              -             -                -         (84)

 Repayment by TWI Cable
 of $1.184 billion of
 indebtedness assumed in
 the CVI Acquisition           -             -              (87)          -

 Repayment by TWI Cable
 of $1.086 billion of
 indebtedness assumed in
 the KBLCOM Acquisition        -             -               (57)         -

 Repayment of $226 million of
 Paragon's indebtedness, of which
 $102 million was funded by each
 of Time Warner and TWE, and
 the remainder was funded by
 Paragon's available cash
 and equivalents               -             -                -          (9)

 Redemption of $2.226
 billion principal
 amount of 8.75% Convertible
 Debentures, consisting
 of $1 billion principal
 amount redeemed in
 September 1995 and
 $1.226 billion principal
 amount redeemed in
 February 1996                (9)            -             (169)          -

 Redemption of $1.8 billion
 of Time Warner's Reset
 Notes (8.7% yield)            -             -              (93)          -

 Amortization of $29
 million of deferred
 financing costs incurred
 by Time Warner in
 connection with
 issuance of the PERCS
 and the Preferred Trust
 Securities                    -             -                4           -

 Amortization of $11
 million and $39 million
 of deferred financing
 costs allocated to
 Time Warner and the
 Entertainment Group,
 respectively, in
 connection with
 obtaining the New Credit
 Agreement on a
 straight-line basis
 for a five-year period        -             -                1           4

 Reduction of historical
 amortization of deferred
 financing costs recorded
 with respect to the pre-existing
 TWE credit agreement          -             -                -         (12)

Net decrease in
  financing costs           $(38)        $   -            $(167)       $(13)

  Income taxes of $16 million and $74 million, respectively, have been provided at a 41% tax rate on the aggregate net reduction in financing costs.

(d) Reflects the historical operating results of TBS for the nine months ended September 30, 1996 and the year ended December 31, 1995, including certain reclassifications to conform to Time Warner's financial statement presentation.

(e) Pro forma adjustments to record the TBS Transaction for the nine months ended September 30, 1996 and the year ended December 31, 1995 reflect (1) the exclusion of $9 million and $10 million, respectively, of merger costs directly related to the TBS Transaction expensed by TBS in each respective period, (2) an increase of $154 million and $208 million, respectively, in cost of revenues consisting of (i) a $7 million and $8 million reduction, respectively, of TBS's historical amortization of pre-existing goodwill, (ii) a $127 million and $169 million increase, respectively, in amortization with respect to the excess cost to acquire TBS that has been allocated to goodwill and amortized on a straight-line basis over a forty-year period and (iii) a $34 million and $47 million increase, respectively, in the amortization of capitalized film exploitation costs to conform TBS's accounting policy to Time Warner's accounting policy, (3) an increase of $8 million and $9 million, respectively, in interest expense on the $162 million of additional indebtedness for the payment of (i) $67 million related to the SSSI Agreement and (ii) $95 million of transaction costs and other related liabilities of Time Warner and TBS, (4) a decrease of $7 million and an increase of $8 million, respectively, in interest and other, net due to the elimination of Old Time Warner's historical equity accounting for its investment in TBS and (5) a decrease of $14 million and $26 million, respectively, in income tax expense as a result of income taxes provided at a 41% tax rate.

(f) Reflects the historical operating results of Summit for the four-month pre-acquisition period ending May 2, 1995, as well as certain pro forma adjustments directly related to the Summit Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $15 million of net income relating to (i) Summit's broadcasting operations that were sold by Summit prior to the closing of the Summit Acquisition and (ii) reductions in Summit's corporate expenses principally relating to the closure of Summit's corporate facilities and the termination of related personnel as a direct result of the integration of Summit's operations into Time Warner's and TWE's operating structure, (2) an increase of $8 million in cost of revenues with respect to the amortization of the excess cost to acquire Summit that has been allocated to (i) cable television franchises in the amount of $372 million and amortized on a straight-line basis over a twenty-year period and (ii) goodwill in the amount of $146 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $1 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of Summit's cable television systems, (4) a decrease of $3 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $4 million in preferred dividend requirements of the Series J Preferred Stock issued in connection with the Summit Acquisition.

(g) Reflects the historical operating results of KBLCOM for the six-month pre-acquisition period ending July 6, 1995 as well as certain pro forma adjustments directly related to the KBLCOM Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $19 million of net losses relating to (i) interest costs on the portion of KBLCOM's indebtedness that has not been assumed by Time Warner and (ii) reductions in KBLCOM's corporate expenses principally relating to the closure of KBLCOM's corporate and regional facilities and the termination of related personnel as a direct result of the integration of KBLCOM's operations into Time Warner's and TWE's operating structure, (2) an increase of $39 million in cost of revenues consisting of a $7 million reduction of KBLCOM's historical amortization of pre-existing goodwill and a $46 million increase in amortization with respect to the excess cost to acquire KBLCOM that has been allocated to (i) investments in the amount of $655 million and amortized on a straight-line basis over a twenty-year period, (ii) cable television franchises in the amount of $859 million and amortized on a straight-line basis over a twenty-year period and (iii) goodwill in the amount of $586 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $4 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of certain of KBLCOM's cable television systems,
     (4) a decrease of $17 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $21 million in preferred dividend requirements of the Series D Preferred Stock issued in the KBLCOM Acquisition.

(h) Reflects the historical operating results of CVI and the Gerry Companies for the year ended December 31, 1995, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (1) the exclusion of $97 million of net losses with respect to costs directly related to the CVI Acquisition and reductions in the corporate expenses of CVI and the Gerry Companies principally relating to the closing of certain corporate and regional facilities and the termination of related personnel as a direct result of the integration of the operations of CVI and the Gerry Companies into Time Warner's and TWE's operating structure, (2) an increase of $108 million in cost of revenues consisting of a $12 million reduction of CVI's historical amortization of pre-existing goodwill and a $120 million increase in amortization with respect to the excess cost to acquire CVI and the Gerry Companies that has been allocated to (i) cable television franchises in the amount of $2.061 billion and amortized on a straight-line basis over a twenty-year period and (ii) goodwill in the amount of $688 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $15 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of the cable television systems of CVI and the Gerry Companies, (4) an increase of $19 million in interest expense on the $277 million of borrowings under the New Credit Agreement, which were used to consummate the CVI Acquisition and to pay for transaction costs and other related liabilities, (5) a decrease of $57 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense, interest expense and management fees to be paid to TWE and (6) an increase of $24 million in preferred dividend requirements of the Series E Preferred Stock and Series F Preferred Stock issued in the CVI Acquisition.

(i) Pro forma adjustments for the year ended December 31, 1995 to record $17 million of increased income from Time Warner's equity in the pretax income of the Entertainment Group reflect the aggregate effect on TWE's operating results from (1) the TWE-A/N Transaction, (2) the fees to be earned by TWE with respect to its management of certain of Time Warner's cable television systems and
     (3) the Asset Sale Transactions, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein.

       TWE's consolidation of Paragon, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein, has no pro forma effect on the net income of TWE and, accordingly, the consolidation of Paragon has no effect on the pro forma operating results of Time Warner for the year ended December 31, 1995.

       Income taxes of $6 million have been provided in the year ended December 31, 1995 at a 41% tax rate on the aggregate increase in income from Time Warner's equity in the pretax income of the Entertainment Group, adjusted for certain temporary differences.

(j)  Pro forma adjustments to record the ITOCHU/Toshiba
     Transaction for the year ended December 31, 1995 reflect (1) an increase of $29 million in interest and other, net, consisting of
     (i) an increase of $16 million with respect to the amortization of the $417 million aggregate excess cost to acquire the minority interests in TWE held by ITOCHU and Toshiba, which will be amortized on a straight-line basis over a twenty-year period and
     (ii) an increase of $13 million with respect to the elimination of historical amortization related to Time Warner's excess interest in the net assets of TWE over the net book value of its investment in TWE, which resulted from the initial investments in TWE by ITOCHU and Toshiba, (2) a decrease of $11 million in income tax expense as a result of income tax benefits provided at a 41% tax rate and (3) an increase of $42 million in preferred dividend requirements of the preferred stock issued in the ITOCHU/Toshiba Transaction.

                     TIME WARNER ENTERTAINMENT GROUP
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       Year Ended December 31, 1995
                           (millions, unaudited)

                              Entertainment                     Consolidation
                                  Group           TWE-A/N            of
                                Historical     Transaction(a)     Paragon(b)

Revenues                           $9,629         $  137           $  179

Cost of revenues*                   6,639             51              147
Selling, general and
  administrative*                   1,998             56               31
Operating expenses                  8,637            107              178

Business segment operating
 income (loss)                        992             30                1
Interest and other, net              (539)             -               (1)
Minority interest                    (133)           (27)               -
Corporate expenses                    (64)             -                -

Income (loss) before income taxes     256              3                -
Income tax (provision) benefit        (86)             -                -

Income (loss) before extraordinary
  item                             $  170          $   3            $   -
_______________
*  Includes depreciation and
   amortization expense of:        $1,060          $  26            $  36


(cont'd)
                                          TWI-TWE    Asset Sale   Entertainment
                             Debt         Management   Trans-       Group
                         Refinancings(c)  Fees (d)   actions(e)   Pro Forma

Revenues                        $   -      $ 20        $ (279)       $9,686

Cost of revenues*                   -         -          (209)        6,628
Selling, general and
  administrative*                   -         -           (21)        2,064
Operating expenses                  -         -          (230)        8,692

Business segment operating
  income (loss)                     -        20           (49)          994
Interest and other, net            13         -            43          (484)
Minority interest                   -         -             -          (160)
Corporate expenses                  -         -             -           (64)

Income (loss) before income taxes  13        20            (6)          286
Income tax (provision) benefit      -         -             3           (83)

Income (loss) before extraordinary
  item                          $  13      $ 20         $  (3)        $ 203
_______________
*  Includes depreciation and
   amortization expense of:     $   -      $  -         $ (44)       $1,078

See accompanying notes.

                              TIME WARNER INC.
     NOTES TO THE ENTERTAINMENT GROUP PRO FORMA CONSOLIDATED CONDENSED
                           STATEMENT OF OPERATIONS

(a) Reflects the historical operating results of Advance/Newhouse for the three months ended March 31, 1995 (and for the three months ended January 31, 1995 with respect to certain contributed businesses which have different fiscal years), as well as certain pro forma adjustments directly related thereto. The pro forma adjustments reflect (1) an increase of $1 million in cost of revenues with respect to TWE's amortization of transaction costs on a straight-line basis over a three-year period and (2) an increase of $27 million in minority interest, representing Advance/Newhouse's minority interest in the net income of the TWE-Advance/Newhouse Partnership, including their one-third share of $45 million of annual management fees to be paid by the partnership to TWE.

(b) Pro forma adjustments reflect the consolidation of Paragon's operating results as a result of TWE's control over the management of such entity for the six month period prior to TWE's consolidation of Paragon effective as of July 6, 1995, offset by Time Warner's minority share of the net income of Paragon in the amount of $24 million.

(c) Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1995 reflect lower interest costs of $13 million from (i) $2.716 billion of aggregate borrowings under the New Credit Agreement, which were used to refinance $2.677 billion of indebtedness (plus $39 million of related financing costs) and (ii) the repayment of $102 million of Paragon's indebtedness funded by Time Warner, as set forth below (in millions).

       All pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1995 reflect the incremental effect on the Entertainment Group's operating results from each refinancing that had closed during the period.

                                                               Year Ended
                                                            December 31, 1995
                                                           Increase (Decrease)

Borrowings by TWE and the TWE-Advance/Newhouse Partnership
in the amounts of $2.702 billion and $14 million, respectively, under the New Credit Agreement, at estimated annual interest rates
for each borrower of 6.5% for the year ended December 31, 1995          $ 88

Repayment by TWE of $2.575 billion of indebtedness under the
pre-existing TWE bank credit agreement                                   (84)

Repayment of $226 million of Paragon's indebtedness of which $102 million was funded by each of TWE and Time Warner, and the
remainder was funded by Paragon's available cash and equivalents          (9)

Amortization of an allocable $39 million of deferred financing costs in connection with obtaining the New Credit Agreement on a
straight-line basis for a five-year period                                 4

Reduction of historical amortization of deferred financing costs
recorded with respect to the pre-existing TWE credit agreement           (12)

Net decrease in interest costs                                          $(13)

(d) Pro forma adjustments for the year ended December 31, 1995 reflect fees to be received from Time Warner in the amount of $20 million with respect to TWE's management of certain of Time Warner's cable television systems.

(e) Pro forma adjustments to record a decrease of $3 million in net income from the Asset Sale Transactions for the year ended December 31, 1995 reflect (1) the deconsolidation of the operating results of Six Flags for the periods prior to the consummation of the Six Flags Transaction in June 1995, (2) the elimination of the operating results of the cable television systems sold or to be sold and (3) a decrease in interest expense, representing interest savings from the repayment by TWE of indebtedness under the New Credit Agreement using the aggregate net proceeds received in these transactions. TWE will realize aggregate income of approximately $375 million on these transactions, of which a portion of such income has been deferred by TWE principally as a result of its guarantee of third-party, zero-coupon indebtedness of Six Flags due in 1999. The effects of the sale of certain of the unclustered cable television systems that have closed or are expected to close in 1996 are not material to the pro forma financial condition and results of operations of either the Entertainment Group or Time Warner and, accordingly, have not been reflected in the pro forma consolidated financial statements as of and for the nine months ended September 30, 1996 included herein.

(b)   Financial statements of businesses acquired:

   (i) Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries (the documents listed in this paragraph
(i) being referred to as the "Financial Statements of Newhouse
Broadcasting Cable Division of Newhouse Broadcasting Corporation"):

      (A) Unaudited Condensed Financial Statements as of January 31, 1995 and for each of the six months ended January 31, 1995 and 1994; and

      (B) Financial Statements as of July 31, 1994 and 1993 and for each of the years ended July 31, 1994, 1993 and 1992, including the report thereon of Ernst & Young LLP, independent auditors.

   (ii) Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries (the documents listed in this paragraph (ii) being referred to as the "Financial Statements of Vision Cable Division of Vision Cable Communications, Inc."):

      (A) Unaudited Condensed Financial Statements as of March 31, 1995 and for each of the three months ended March 31, 1995 and 1994; and

      (B) Financial Statements as of December 31, 1994 and for each of the years ended December 31, 1994 and 1993, including the report thereon of Ernst & Young LLP.

   (iii) Cablevision Industries Corporation and Subsidiaries (the documents listed in this paragraph (iii) being referred to as the "Financial Statements of Cablevision Industries Corporation"):

      (A) Consolidated Financial Statements as of and for the year ended December 31, 1995, including the report thereon of Ernst & Young LLP; and

      (B) Consolidated Financial Statements as of December 31, 1994 and for each of the years ended December 31, 1994 and 1993, including the report thereon of Arthur Andersen LLP.

   (iv) Turner Broadcasting System, Inc. (the documents listed in this paragraph (iv) being referred to as the "Financial Statements of Turner Broadcasting System, Inc."):

      (A) Unaudited Consolidated Condensed Financial Statements as of September 30, 1996 and for each of the nine months ended
     September 30, 1996 and 1995; and

      (B) Consolidated Financial Statements as of December 31, 1995 and 1994 and for each of the years ended December 31, 1995, 1994 and 1993, including the report thereon of Price Waterhouse LLP.

   (v) KBLCOM Incorporated (the documents listed in this paragraph (v) being referred to as the "Financial Statements of KBLCOM Incorporated"):

      (A) Unaudited Consolidated Financial Statements as of June
     30, 1995 and for each of the six months ended June 30, 1995 and 1994; and

      (B) Consolidated Financial Statements as of December 31, 1994 and 1993 and for each of the years ended December 31, 1994, 1993 and 1992, including the report thereon of Deloitte & Touche LLP.

(c)   Pro forma Consolidated Condensed Financial Statements:

   (i)    Time Warner Inc.:

      (A) Pro Forma Consolidated Condensed Balance Sheet as of
     September 30, 1996;

      (B) Pro Forma Consolidated Condensed Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995; and

      (C) Notes to Pro Forma Consolidated Condensed Financial Statements.

   (ii)   Entertainment Group:

      (A) Pro Forma Consolidated Condensed Statement of Operations for the year ended December 31, 1995; and

      (B) Notes to Pro Forma Consolidated Condensed Statement of Operations.

(d)   Exhibits:

   (i)    Exhibit 23(a): Consent of Ernst & Young LLP.

   (ii)   Exhibit 23(b): Consent of Arthur Andersen LLP.

   (iii)  Exhibit 23(c): Consent of Price Waterhouse LLP.

   (iv)   Exhibit 23(d): Consent of Deloitte & Touche LLP.

   (v) Exhibit 99(a): Financial Statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation (incorporated by reference from Exhibit 99(b) of the Current Report on Form 8-K of Time Warner Inc. dated May 30, 1995 and Exhibit 99(e) of the Current Report on Form 8-K of Time Warner Inc. dated August 14, 1995).

   (vi)   Exhibit 99(b): Financial Statements of Vision Cable
Division of Vision Cable Communications, Inc. (incorporated by reference from Exhibit 99(c) of the Current Report on Form 8-K of Time Warner Inc. dated May 30, 1995 and Exhibit 99(d) of the
Current Report on Form 8-K of Time Warner Inc. dated August 14, 1995).

   (vii)  Exhibit 99(c): Financial Statements of Cablevision
Industries Corporation (incorporated by reference from pages 23 to 39 of the Annual Report on Form 10-K for the year ended December
31, 1995 of Cablevision Industries Corporation).

   (viii) Exhibit 99(d): Financial Statements of Turner
Broadcasting System, Inc. (incorporated by reference from pages 31 to 53 of the Annual Report to Shareholders incorporated by reference into the Annual Report on Form 10-K for the year ended
December 31, 1995 of Turner Broadcasting System, Inc. and from pages 2 to 9 of the Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 of Turner Broadcasting System, Inc.).

   (ix)   Exhibit 99(e): Financial Statements of KBLCOM
Incorporated (incorporated by reference from Exhibit 99(f) of the Current Report on Form 8-K of Time Warner Inc. dated May 30, 1995 and Exhibit 99(c) of the Current Report on Form 8-K of Time Warner Inc. dated August 14, 1995).

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 14, 1996.


                             TIME WARNER INC.

                             By:      /s/ Richard J. Bressler
                             Name:     Richard J. Bressler
                             Title:    Senior Vice President
                                       and Chief Financial Officer

                          EXHIBIT INDEX

                                                                  Sequential
Exhibit                                                           Page
   No.            Description of Exhibits                         Number


23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2      Consent of Arthur Andersen LLP, Independent Public
          Accountants.

23.3      Consent of Price Waterhouse LLP, Independent Accountants.

23.4      Consent of Deloitte & Touche LLP, Independent Auditors.

99(a)     Financial Statements of Newhouse Broadcasting Cable
          Division of Newhouse Broadcasting Corporation
          (incorporated by reference from Exhibit 99(b) of the
          Current Report on Form 8-K of Time Warner Inc. Dated
          May 30, 1995 and Exhibit 99(e) of the Current Report
          on Form 8-K of Time Warner Inc. Dated August 14, 1995).         *

99(b)     Financial Statements of Vision Cable Division of Vision
          Cable Communications, Inc. (incorporated by reference
          from Exhibit 99(c) of the Current Report on Form 8-K of
          Time Warner Inc. Dated May 30, 1995 and Exhibit 99(d)
          of the Current Report on Form 8-K of Time Warner Inc.
          Dated August 14, 1995).                                         *

99(c)     Financial Statements of Cablevision Industries
          Corporation (incorporated by reference from pages 23
          to 39 of the Annual Report on Form 10-K for the year
          ended December 31, 1995 of Cablevision Industries
          Corporation).                                                   *

99(d)     Financial Statements of Turner Broadcasting System,
          Inc. (incorporated by reference from pages 31 to 53 of
          the Annual Report to Shareholders incorporated by
          reference into the Annual Report on Form 10-K for the
          year ended December 31, 1995 of Turner Broadcasting
          System, Inc. and from pages 2 to 9 of the Quarterly
          Report on Form 10-Q for the nine months ended September
          30, 1996 of Turner Broadcasting System, Inc.)                   *

99(e)     Financial Statements of KBLCOM Incorporated (incorporated
          by reference from Exhibit 99(f) of the Current Report on
          Form 8-K of Time Warner Inc. Dated May 30, 1995 and
          Exhibit 99(c) of the Current Report on Form 8-K of Time
          Warner Inc. Dated August 14, 1995).                             *

______________
*  Incorporated by reference.